EXHIBIT 23.1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Corinthian Colleges, Inc. 2004 New-Hire Award Plan of our report dated August 23, 2004, with respect to the consolidated financial statements and schedule of Corinthian Colleges, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2004.


                                                     /s/ ERNST AND YOUNG LLP

Orange County, California
May 12, 2005